Exhibit 99.2

                             CONFIDENTIAL MEMORANDUM


To:               Employees of Insight

From:             Sidney R. Knafel
                  Michael S. Willner

Date:             September 16, 2005

Re:               Going Private Transaction
--------------------------------------------------------------------------------

As you are aware, on July 28, 2005, we entered into a merger agreement with Insight Acquisition Corp., a corporation organized by affiliates of The Carlyle Group for the sole purpose of effecting the merger and related transactions. The transaction would have the effect of taking Insight private through the acquisition of all of the outstanding publicly-held shares of Insight. The proposed transaction is not expected to result in a change in the operational aspects of our business. Following consummation of the proposed transaction, we would continue to provide great customer service and state-of-the-art products to our customers.

Consummation of the transaction is subject to stockholder approval (including approval by a majority of the disinterested public stockholders) and the satisfaction of a number of other legal requirements, including rules and regulations issued by the Securities and Exchange Commission. If the proposed transaction is consummated, the currently outstanding shares of Insight's common stock, other than certain shares held by certain continuing investors, would receive a cash payment equal to $11.75 per share, and Insight would be recapitalized and new classes of stock would be issued to our new stockholders.

Insight's records indicate that you presently own the Insight equity set forth on the attached Statement of Equity Holdings. This Statement does not reflect any shares you may have acquired outside of Insight's plans (such as by direct purchase through a broker). If you believe any of this information is incorrect or incomplete, please contact Gerald Isaacs, Human Resources Coordinator, as soon as possible. Attached to the Statement of Equity Holdings are appendices that describe the treatment of your equity holdings in the proposed transaction. Certain of these documents also contain brief descriptions of certain federal income tax consequences associated with the going-private proposal. Of course, tax consequences may vary depending upon individual circumstances and these materials are not intended to provide you with tax advice. Accordingly, we urge you to consult with your personal tax adviser regarding your own federal income tax consequences, as well as any state and local tax consequences.

To the extent that you currently own Insight stock options and remain employed by Insight following the merger, you would be eligible to receive shares of another new series of incentive-based stock of the private company in consideration for future services to be provided by you to Insight.

If the transaction is not approved by the stockholders or does not otherwise close, Insight would continue operating as a public company and your equity holdings would be unaffected.

THIS MEMORANDUM IS NOT A SOLICITATION OF A PROXY OR A SUBSTITUTE FOR ANY PROXY STATEMENT OR OTHER FILINGS THAT WILL BE MADE WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC"). YOU ARE URGED TO THOROUGHLY REVIEW AND CONSIDER INSIGHT'S PRELIMINARY PROXY STATEMENT FILED WITH THE SEC AND ANY OTHER MATERIAL RELATED TO THE TRANSACTION WHEN FILED WITH THE SEC BECAUSE THEY DO AND WILL CONTAIN IMPORTANT INFORMATION. ANY SUCH DOCUMENTS, ONCE FILED, WILL BE AVAILABLE FREE OF CHARGE AT THE SEC'S WEBSITE (WWW.SEC.GOV) AND FROM INSIGHT. YOU SHOULD NOT PUT UNDUE RELIANCE ON THE PRELIMINARY PROXY STATEMENT, AS IT IS NOT COMPLETE AND REMAINS SUBJECT TO REVIEW BY THE SEC AND INSIGHT AND CHANGES MAY BE SUBSTANTIAL.

                                                              September 16, 2005

                      INSIGHT COMMUNICATIONS COMPANY, INC.

                          STATEMENT OF EQUITY HOLDINGS

                         NAME:
                               ------------------------


I.   CURRENT  OPTION  HOLDINGS  -  SEE  ATTACHED  "STOCK  OPTION  APPENDIX"  FOR
     EXPLANATION

                                                             Cash At Closing
         Current Options          Exercise Price              (before taxes)
     ----------------------    --------------------    -------------------------









II. NEW PARTICIPATING COMMON STOCK to be granted (subject to specific terms and conditions) after closing - SEE ATTACHED "STOCK OPTION APPENDIX" FOR EXPLANATION

             Shares of Series E
             Non-Voting Common            Participation Level
                   Stock                       Threshold
         ---------------------------    -------------------------







III. 401(K) SHARES - SEE ATTACHED "401(K) APPENDIX" FOR EXPLANATION

           Shares of Class A           Cash to be
             Common Stock             Received in
           Currently Held in       401(k) at Closing
                401(k)
         ----------------------    -------------------

IV.  DEFERRED SHARES - SEE ATTACHED "DEFERRED SHARES APPENDIX" FOR EXPLANATION

            Deferred Shares
             Currently Held
         -----------------------


Note: Any shares held after the closing of the proposed merger will be subject to terms, conditions and restrictions applicable to such shares and any equity or equity based awards made by the Company after the closing will be subject to certain additional terms, conditions and restrictions.

                              STOCK OPTION APPENDIX

A. VESTED AND UNVESTED "IN THE MONEY" STOCK OPTIONS (I.E., STOCK OPTIONS WITH AN EXERCISE PRICE LOWER THAN THE $11.75 PRICE TO BE PAID FOR INSIGHT SHARES IN THE MERGER)

CASH-OUT. Upon the consummation of the merger, these options (whether vested or unvested) would be canceled in exchange for a cash payment per option share equal to the difference between the exercise price and the $11.75 per share merger price. This cash payment would be taxable to you as ordinary income.

NEW SERIES E SHARES. In addition, after the consummation of the merger, in consideration for future services to be provided by you to Insight, Insight will grant you one (1) share of a new series of Insight stock (Series E) for every share subject to the canceled options. Your shares of Series E stock would be entitled to participate in the per share appreciation of the value of Insight over the $11.75 per share merger price. These shares would be subject to a five
(5) year vesting schedule, as well as certain other terms and conditions which would be contained in a subscription agreement that you would be required to sign as a condition to receiving these shares. In addition, you would be required to enter into a Securityholders Agreement, which would contain, among other provisions, restrictions on the sale or other transfer of Insight stock and certain restrictions on voting rights, but would give shareholders rights to sell their shares as part of certain sale transactions initiated by other specified shareholders. The agreement also would require you to sell your shares in connection with certain future sale transactions.

B. VESTED AND UNVESTED "OUT OF THE MONEY" OPTIONS (I.E., OPTIONS WITH AN EXERCISE PRICE EQUAL TO OR HIGHER THAN THE $11.75 PRICE TO BE PAID FOR INSIGHT SHARES IN THE MERGER).

Upon the consummation of the merger, you would receive no cash payments for these options and they would be canceled.

NEW SERIES E STOCK. After the consummation of the merger, in consideration for future services to be provided by you to Insight, Insight will grant you one (1) share of a new series of Insight stock (Series E) for every share subject to the canceled options. Your shares of Series E stock would be entitled to participate in the per share appreciation of the value of Insight over the exercise price of your canceled options. These shares would be subject to a vesting schedule that mirrors the vesting schedule of the canceled options, so you will be immediately vested in the same number of Series E shares as any option shares that already are vested under the canceled options. The vesting terms, as well as certain other terms and conditions, would be contained in a subscription agreement that you would be required to sign as a condition to receiving these shares. In addition, you would be required to enter into a Securityholders Agreement which would contain, among other provisions, restrictions on the sale or other transfer of Insight stock and certain restrictions on voting rights, but would give shareholders rights to sell their shares as part of certain sale transactions initiated by other specified shareholders. The agreement also would require you to sell your shares in connection with certain future sale transactions.

C.   TAX CONSEQUENCES

Any cash payment you receive for "In The Money" stock options would be taxable to you as ordinary income. Any new Series E shares you receive after the merger that are vested as of the date they are awarded would be taxable as ordinary income as of the date of the award. The amount you would be required to recognize as ordinary income would be based on the fair market value of the Series E shares at the time of the award. Series E shares you receive that are not vested as of the date they are awarded would ordinarily be taxable at the time they become vested unless you make a special election under Internal Revenue Code Section 83(b), which would cause you to recognize ordinary income equal to the fair market value of the Series E shares at the time of the award. Any new Series E shares you receive after the merger are not currently expected to have a significant value at the time of the grant. As a result, there may be advantages to you in making an 83(b) election. The potential advantage to such an election is that future appreciation in the value of the shares from the date of the award (rather than the vesting dates) would be taxable as capital gains on ultimate sale of the shares. In the event that an 83(b) election is made, any depreciation in the value of the shares may be treated as a capital loss upon disposition. However, any forfeiture of the shares may not be treated as a capital loss. You will need to evaluate the potential costs and benefits to making such an election taking your personal circumstances into consideration. Additional information about the Section 83(b) election will be forthcoming. Of course, tax consequences may vary depending on individual circumstances and these materials are not intended to provide you with tax advice. Accordingly, we urge you to consult with your own personal tax advisor regarding your own federal income tax consequences, as well as any state and local tax consequences.

                                 401(K) APPENDIX


Upon consummation of the merger, you would continue to participate in the 401(k) plan. Shares of Insight stock that you currently hold in your 401(k) account, including any fractional shares, would be cashed out in the merger at the merger price of $11.75 per share. That transaction would be tax deferred. You will also receive information regarding the reinvestment of the cash proceeds received into your account.


After the merger, Insight will continue to provide matching contributions in the 401(k) plan. The amount and form of the matching contribution would not be determined until after the closing of the merger by the newly constituted Board of Directors. We do expect, however, that Insight will continue to provide a competitive and attractive matching contribution after closing.